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EXHIBIT 10.3

                      LETTER OF INTENTION FOR CO-OPERATION

        This Letter of Intention for co-operation is signed by the following three parties:

Party A (TST);   Hangzhou Trunkingcom Science Technologies Co., Ltd.
Address:         No, 1 Jieikng road Fengjiadou, 3rd Floor, Hangzhou city, China

Party B (BXT):   Beijing Guo Xin Well-tel Technology Co., Ltd. - Division of The
                 Ministry of Information Industry, People's Republic of China
Address:         No. 13 West Chang'an Street, Beijing, China

Party C (ENM):   EarthNetMedia, Inc.
Address:         P.O. Box 1665, Santa Monica, CA 90406, USA

I. Tripartite business scope and cooperative purpose

         Hangzhou Trunkingcom Science Technologies Co., Ltd. (TST) specializes in researching, developing and manufacturing public network cluster communication management equipments.

         Beijing Guo Xin Well-tel Technology Co., Ltd. Division of Ministry of Information Industry, People's Republic of China (BXT) specializes in promoting the new high-tech and scientific products in the field of communication.

         U.S.A. EarthNetMedia Co., Ltd. (ENM) is a U.S. based fully reporting public company

         According to the stipulations of concerning regulations of People's Republic of China relevant law, in line with good well, equality and mutual benefits, complementary advantages, TST, BXT and ENM agree to establish a tripartite cooperative company, which is to cooperate with large communication network operators in Chinese communication network, and to provide the networks to collect dispatchers' businesses of a group of communications. This Letter of Intention is based on the above concepts.

II. Responsibilities of each of the three parties

         1. While finish researching and developing the equipment of Dispatching System for Public Cluster Communication, TST should actively cooperate with BXT to offer users, approved by communication network service operator, the dispatching services of Public Cluster Communication, based on the common network and its resources provided by the communication network service operator.

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         2. Services and businesses that TST offered should be consistent with the technology, security and operating requirements of communication network service operators. It should obey the People's Republic of China national policies and regulations.

         3. BXT is responsible for promoting/sales of equipments of Dispatching System of Public Cluster Communication, and cooperating with the operator of the communication network to run the common network and collect dispatcher's business of a group of communications, coordinating the relationship with each communication network operator, and assisting TST by acquiring the relevant permits and certificates for Dispatching System of Public Cluster Communication and allowing the equipments of Dispatching System of Public Cluster Communication enter the net,

         4. ENM is responsible for using best efforts to obtain funds, and coordinating with TST and BXT on researching, developing and manufacturing the Dispatching System of Public Cluster Communication equipments, as well as cooperating with TST and BXT on business operations.

         5. Through friendly negotiation, the three parties agree to sign the cooperative agreement on the concrete business cooperation, which regulates the cooperative mode, business operations, customer services, setting prices and dividing profits, etc,

III. Non-Disclosure clause

         Information and materials of one party obtains from the other parties or offered by other parties, including any information, materials, intellectual property right, feasible result of study, etc. are regarded as secret information while this letter of intention for cooperation is still in process, and cannot be offered or disclosed to another party without writing agreements. The three parties will separately sign a relevant Non-Disclosure Agreement, which will cover the obligations.

IV. Distribution of the shares

TST will receive 35% of the net income for it's effort in research, development and manufacturing of the public network cluster communication management equipment.

BXT and ENM will be receiving 65% of the net income. As majority share holder of the company.

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V. International communication

All parties must obtain the agreement from the other two parties in advance before releasing any news, information or promotion concerning research and development results, unless they must obey the regulations and laws of the country where they are published,

VI. Each party that signs this Letter of Intention operates independently. Unless clearly outlined in this Letter of Intention, no patty has the right or authorization to undertake or accept any obligation on behalf of another party or in the name of another party, or to sign any contract, agreement or restriction that promised letting another party signed with other entities.

VII. Each signed party is stated and guaranteed its power and mandate from this Letter of Intention.

VIII. If any item in this Letter of Intention is invalid, illegal or non-executable, it will not affect other valid, legitimate and executable regulations in this letter of intention for co-operation,

VIIIL This Letter of Intention should come into force three days after all three parties signed. The initial term of validity is one year.

IN WITNESS WHEREOF, the Parties have caused this letter of intention for co-operation to be executed by their respective authorized representatives

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
Hangzhou Trunkingcom Science       Wantailong Science                      EarthNetMedia, Inc. USA
Technologies C., Ltd               Technologies co., Ltd of
                                   China Information Industry

Stamp:                             Stamp:                                  Stamp:

Signature: /s/ Hangzhou            Signature: /s/ Wantailong               Signature: /s/ Alie Chang
Trunkingcom Science Technolgies    Science Technologies co.,
Co., Ltd                           Ltd of China Information Industry

Date: 2004.1.16                    Date:                                   Date: Jan. 15, 2004

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